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                                  EXHIBIT 10.2



                        FORM OF INTERCOMPANY AGREEMENT



     THIS INTERCOMPANY AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _____________, 1997, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership") and Crescent Operating, Inc., a Delaware corporation ("Crescent Operating").



                             W I T N E S S E T H:



     WHEREAS, Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), owns, directly or indirectly, a one percent general partnership and an approximately _______ percent limited partnership interest in the Operating Partnership;

     WHEREAS, the Operating Partnership may in certain circumstances determine that it is precluded from pursuing, or is limited in the manner in which it pursues, various business opportunities due to the status of Crescent Equities as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Crescent Operating is a newly created corporation that was formed for the purposes of, among other things, becoming a lessee and operator of various types of assets, including real estate owned by the Operating Partnership and others; and

     WHEREAS, in light of the purposes for which Crescent Operating was formed, the Operating Partnership and Crescent Operating desire to enter into this Agreement in order to provide to each other a right of first opportunity and notification right with respect to certain investment opportunities available to each of them.

     NOW, THEREFORE, in consideration of the premises and mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the undersigned parties hereby agree as follows:

     1. Definitions. Except as may be otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:






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          (a) "Company Affiliate" means any entity in which a majority of the beneficial ownership interests are owned by the Operating Partnership or by any entity controlled by, controlling or under common control with the Operating Partnership.



          (b) "Insider" means Gerald W. Haddock, John C. Goff, Richard E. Rainwater or any senior officer or director of the Operating Partnership or of any entity controlled by, controlling or under common control with the Operating Partnership.



          (c) "REIT Opportunity" means a direct or indirect opportunity to invest in (i) real estate (including without limitation the opportunity to provide services related to real estate or to invest in a hotel property), real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in the aforementioned types of real estate assets, or (ii) any other investments which may be structured in a manner so as to be REIT-Qualified Investments (as hereinafter defined), as determined by the Operating Partnership in its sole discretion. The Operating Partnership shall have the right from time to time to provide written notice to Crescent Operating specifying certain criteria for a REIT Opportunity in addition to the criteria specified above in this definition of REIT Opportunity. Any such written notice from the Operating Partnership may be modified or canceled by written notice given by the Operating Partnership at any time. The definition of REIT Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by the Operating Partnership.



          (d) "Tenant Opportunity" means the opportunity to become the lessee under a "master" lease arrangement of a property owned or subsequently acquired by the Operating Partnership if the Operating Partnership, in its sole discretion, determines that, consistent with the status of Crescent Equities as a REIT, the Operating Partnership is required to enter into such a "master" lease arrangement for such property, including without limitation a hotel or similar type of facility, so long as the Operating Partnership determines, in its sole discretion, that Crescent Operating or an entity that Crescent Operating controls is qualified to be the lessee based on experience in the industry and financial and legal qualifications, provided that all determinations relating to both (i) the ability or inability of the Operating Partnership to pursue an opportunity or acquire assets and (ii) the necessity for the Operating Partnership to enter into a "master" lease arrangement for a property, shall be made by the Operating Partnership in its sole discretion. A Tenant Opportunity shall not include (1) a property which already has an existing "master" lessee as of the date of this Agreement (or, with respect to a property acquired subsequent to the date of this Agreement, which has an existing binding "master" lessee arrangement that predates the acquisition of the property by the Operating Partnership), provided that the Operating Partnership shall offer any such "master" lessee interest to Crescent
Operating if the lessee interest subsequently becomes available), or (2) an opportunity in which the seller of the property (or any affiliate or designee of the seller) desires to enter into a "master"




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lease agreement with the Operating Partnership. Crescent Operating shall have the right from time to time to provide written notice to the Operating Partnership specifying certain criteria for a Tenant Opportunity in addition to the criteria specified above in this definition of Tenant Opportunity. Any such written notice from Crescent Operating may be modified or canceled by written notice given by Crescent Operating at any time. The definition of Tenant Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by Crescent Operating.



     2.   Operating Partnership Right of First Opportunity; Notification Right.

          (a)  Right of First Opportunity.


               (i) During the term of this Agreement, if Crescent Operating develops a REIT Opportunity, or if any REIT Opportunity otherwise becomes available to Crescent Operating, Crescent Operating shall first offer such REIT Opportunity to the Operating Partnership. The offer shall be made by written notice (the "Crescent Operating Notice") from Crescent Operating to the Operating Partnership, which Crescent Operating Notice shall contain a detailed description of the material terms and conditions of the REIT Opportunity. The Operating Partnership shall have ten days (the "Ten-Day Period") from the date of receipt of the Crescent Operating Notice to notify Crescent Operating in writing that it has accepted or rejected the REIT Opportunity. If the Operating Partnership does not respond by the end of the Ten-Day Period, the Operating Partnership shall be deemed to have rejected the REIT Opportunity. If the Operating Partnership accepts a REIT Opportunity, but subsequently decides not to pursue such opportunity, or for any other reason fails to consummate the REIT Opportunity, the Operating Partnership shall immediately provide written notice that it is no longer pursuing such REIT Opportunity to Crescent Operating.



               (ii) If the Operating Partnership rejects a REIT Opportunity, or accepts such REIT Opportunity but thereafter provides, or is required by the provisions hereof to provide, written notice to Crescent Operating that it is no longer pursuing such REIT Opportunity, Crescent Operating shall, for a period of one year after the Operating Partnership Withdrawal Date (as hereinafter defined), be entitled to acquire the REIT Opportunity (A) at a price, and on terms and conditions, that are not more favorable to Crescent Operating in any material respect than the price and terms and conditions set forth in the Crescent Operating Notice relating to such REIT Opportunity or (B) if the Operating Partnership, at any time after the Crescent Operating Notice, negotiated a different price, terms or conditions with the seller, then at a price, and on terms and conditions, that are not more favorable than, the price and terms and conditions negotiated by the Operating Partnership with the seller). If Crescent Operating does not enter into a binding agreement to acquire the REIT Opportunity within such one-year period, or if the price and terms and conditions are more favorable to Crescent Operating in any material respect than the price and terms and conditions set forth in the Crescent Operating Notice (or, if applicable, than the



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price and terms and conditions negotiated by the Operating Partnership with the seller subsequent to the Crescent Operating Notice), Crescent Operating shall again be required to comply with the procedures set forth above in Section 2(a)(i) if it desires to acquire such REIT Opportunity. The Operating Partnership Withdrawal Date means any one of the following dates, as applicable:
(A) the date that the Operating Partnership notifies Crescent Operating that it has rejected the REIT Opportunity, (B) if the Operating Partnership does not respond to Crescent Operating regarding the REIT Opportunity, the expiration date of the Ten-Day Period, or (C) if the Operating Partnership accepts the REIT Opportunity but subsequently ceases to pursue the opportunity, the earlier of
(i) 30 days after the date on which the Operating Partnership ceases to pursue the REIT Opportunity or (ii) the date of receipt by Crescent Operating of written notice from the Operating Partnership that it is no longer pursuing the REIT Opportunity.


               (iii) Crescent Operating agrees to use its commercially reasonable best efforts to assist the Operating Partnership in structuring and consummating any REIT Opportunity accepted by the Operating Partnership, on terms determined by the Operating Partnership (including without limitation structuring such investment opportunity as a "REIT-Qualified Investment," as hereinafter defined). A "REIT-Qualified Investment" means an investment, the income from which would qualify under the 95% gross income test set forth in section 856(c)(2) of the Code, the ownership of which would not cause a REIT to violate the asset limitations set forth in section 856(c)(5) of the Code, and which otherwise meets the federal income tax requirements applicable to REITs. Any expenses incurred that are directly related to structuring an investment as a REIT-Qualified Investment shall be borne solely by the Operating Partnership.


          (b) Notification Right. In the event that Crescent Operating develops or becomes aware of any investment opportunity during the term of this Agreement (other than a REIT Opportunity), and Crescent Operating is not interested in pursuing such opportunity, or the opportunity is otherwise unavailable to Crescent Operating, Crescent Operating shall immediately notify the Operating Partnership of such opportunity and provide to the Operating Partnership a copy of all written information, and a description of all material terms not set forth in writing, available to Crescent Operating concerning such opportunity.



     3.   Crescent Operating Right of First Opportunity for Tenant Opportunity.






          (a) During the term of this Agreement, if the Operating Partnership develops a Tenant Opportunity, or if a Tenant Opportunity otherwise becomes available to the Operating Partnership, the Operating Partnership shall first offer such Tenant Opportunity to Crescent Operating. The offer shall be made by written notice (the "Operating Partnership Notice") from the Operating Partnership to Crescent Operating, which Operating Partnership Notice shall contain a detailed description of the material terms and conditions under which the Operating Partnership



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proposes to offer such Tenant Opportunity to Crescent Operating. The Operating
Partnership shall thereafter provide or cause to be provided promptly to Crescent Operating such additional information relating to the Tenant Opportunity as Crescent Operating reasonably may request. For a period of 30 days after the date that the Operating Partnership delivers the Operating Partnership Notice to Crescent Operating, the Operating Partnership and Crescent Operating shall negotiate with each other on an exclusive basis with respect to such Tenant Opportunity. If the Operating Partnership and Crescent Operating are unable to enter into a mutually satisfactory arrangement with respect to the Tenant Opportunity within such 30-day period, or if Crescent Operating indicates that it is not interested in pursuing such Tenant Opportunity (in which event Crescent Operating shall provide written notice to the Operating Partnership as soon as Crescent Operating decides against pursuing such opportunity), then the Operating Partnership shall be free for a period of one year after the expiration of such 30-day period to enter into a binding agreement with respect to such Tenant Opportunity with any party at a price and on terms and conditions that are not more favorable to the Operating Partnership in any material respect than the price and terms and conditions last proposed in writing by the Operating Partnership to Crescent Operating. If the Operating Partnership does not enter into a binding agreement with respect to such Tenant Opportunity within such one-year period, or if the price and terms and conditions are more favorable to the Operating Partnership in any material respect than the price and terms and conditions last proposed in writing by the Operating Partnership to Crescent Operating, the Operating Partnership shall again be required to comply with the procedures set forth above in this Section 3(a) if it desires to pursue such Tenant Opportunity.



               (b) Notwithstanding anything to the contrary contained in this Agreement, (1) the Operating Partnership shall not be required to offer to Crescent Operating any Tenant Opportunity in connection with a proposed acquisition until a binding contract has been entered into with respect to such acquisition, and the consummation of any agreement between the Operating Partnership and Crescent Operating with respect to a Tenant Opportunity shall be subject to the actual closing of such acquisition by the Operating Partnership, (2) the Operating Partnership shall have the right in its sole discretion to decide not to pursue, or to discontinue at any time pursuing, any investment opportunity, even if such opportunity, if pursued, would create a Tenant Opportunity, and (3) the Operating Partnership shall have no obligation to offer any opportunity other than a Tenant Opportunity to Crescent Operating.



               (c) Crescent Operating agrees to cooperate with the Operating Partnership in structuring all dealings with outside parties in connection with any Tenant Opportunity that Crescent Operating and the Operating Partnership agree to enter into pursuant to Section 3(a) above. Crescent Operating agrees to cooperate with the Operating Partnership in structuring any Tenant Opportunity with the Operating Partnership as a "REIT-Qualified Investment" for the Operating Partnership. The Operating Partnership shall have the right, in its sole discretion, to structure any investment as a REIT-Qualified Investment, even if such structuring prevents the Operating Partnership from creating a Tenant Opportunity for Crescent Operating.




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     4.   General Terms and Conditions for Rights of First Opportunity/
          Notification Rights.


               (a) Unless waived or unless agreed to as part of an investment, each party shall bear its own expenses with respect to any opportunity to which this Agreement is applicable, and each party agrees that it shall not be entitled to any compensation from the other party with respect to any such opportunity.



               (b) A party shall not be required to comply with the right of first opportunity and notification requirements set forth in this Agreement during any period in which the other party or any Controlled Affiliate of such other party (as hereinafter defined) is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for fifteen days after receipt of notice thereof. A "Controlled Affiliate" of a party means any entity controlled by, controlling or under common control with such party.



               (c) Any opportunity which is offered to a party under this Agreement and rejected by such party may thereafter be offered to Insiders, subject to the reoffer provisions set forth in Sections 2(a)(ii) and 3(a) above.



               (d) Any opportunity which is offered to and accepted by the Operating Partner ship under this Agreement may be entered into by or on behalf of the Operating Partnership or by any designee which is a Company Affiliate or Controlled Affiliate of the Operating Partnership. Any opportunity which is offered to and accepted by Crescent Operating under this Agreement may be entered into by or on behalf of Crescent Operating or by any designee which is a Controlled Affliate of Crescent Operating.



               (e) All right of first opportunity and notification rights set forth in this Agreement shall be subordinated to any seller consent and confidentiality requirements; no party shall




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be required to comply with the first opportunity and notification rights set forth in this Agreement if such compliance would violate any seller consent or confidentiality requirements.



               (f) While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best interests, and neither party shall be considered a partner or agent of the other party or to owe any fiduciary or other common law duties to the other party.



     5. Specific Performance. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party hereto would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefor confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party hereto. Each party submits to the jurisdiction of the courts of the State of Delaware for this purpose.



     6. Affiliates. Each party hereto shall cause all entities that are under its control to comply with the terms hereof. Crescent Equities, by its signature below, hereby agrees that it and Crescent Real Estate Equities, Ltd. shall comply with the terms of this Agreement applicable to the Operating Partnership.



     7. Term. The term of the Agreement shall commence as of the date first written above and shall terminate on December 31, 2007. Notwithstanding the foregoing, (i) this Agreement shall terminate if Crescent Equities terminates it REIT status for any reason, and (ii) a party hereto may terminate this Agreement if the other party or any Controlled Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Controlled Affiliates, if such default is material and remains uncured for fifteen days after receipt of notice thereof.


     8.   Miscellaneous.

          (a) Notices. Notices shall be sent to the parties at the following addresses:

               Crescent Real Estate Equities Limited Partnership
               777 Main Street, Suite 2100



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               Fort Worth, Texas  76102
               Facsimile:  817-878-0429

                    with a copy to:


                    -------------------------
                    -------------------------
                    Facsimile:
                               -------------

               Crescent Operating, Inc.
               777 Main Street, Suite 2100
               Fort Worth, Texas  76102
               Facsimile:  817-878-0429

                     with a copy to:


                     -------------------------
                     -------------------------
                     Facsimile:
                                -------------

     Notices may be sent be certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice will be deemed received on the fourth business day following deposit in U.S. mail and on the first business day following deposit with Federal Express or other delivery service, or transmission by facsimile. Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

          (b) Reasonable and Necessary Restrictions. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the parties hereto and are a material inducement to the parties hereto to enter into the transactions described in and contemplated by the recitals hereto. Each party hereto covenants that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.


          (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto. Notwithstanding the foregoing, this Agreement may be assigned without the consent of any party hereto in connection with any merger, consolidation, reorganization or other combination of a party with or into another entity where the party is not the surviving entity.



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          (d)  Amendments; Waivers.  No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.


          (e) Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of choice of law thereof.



          (f) Severability. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.


          (g)  Entire Agreement; No Third-Party Beneficiaries. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; and (ii) is not intended to confer upon any other person any rights or remedies hereunder, and shall not be enforceable by any party not a signatory to this Agreement.

          (h) Gender; Number. As the context requires, any word used herein in the singular shall extend to and include the plural, any word used in the plural shall extend to and include the singular and any word used in any gender or the neuter shall extend to and include each other gender or be neutral.


          (i) Headings. The headings of the sections hereof are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement or of any term or provision hereof.



          (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.





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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its duly authorized corporate officers, as of the date first above written.






                                       CRESCENT REAL ESTATE EQUITIES
                                       LIMITED PARTNERSHIP, a Delaware limited
                                       partnership


                                       By:  Crescent Real Estate Equities, Ltd.,
                                            a Delaware corporation, its sole
                                            general partner



                                      By:
                                         -------------------------------------

                                         Name:
                                              --------------------------------

                                         Title:
                                               -------------------------------


                                      CRESCENT OPERATING, INC., a Delaware
                                      corporation



                                      By:
                                         -------------------------------------

                                         Name:
                                              --------------------------------

                                         Title:
                                               -------------------------------


     The undersigned, on its own behalf and in its capacity as the sole shareholder of Crescent Real Estate Equities, Ltd., the sole general partner of the Operating Partnership, hereby agrees to the restrictions imposed upon it and Crescent Real Estate Equities, Ltd. pursuant to Section 6 of the Agreement.


                                       CRESCENT REAL ESTATE EQUITIES COMPANY,
                                       a Texas real estate investment trust



                                       By:
                                          ------------------------------------

                                          Name:
                                               -------------------------------

                                          Title:
                                                ------------------------------


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